Exhibit 10.2

     This ASSET AND LICENSE PURCHASE AGREEMENT, is made as of March 29, 2004 (the Agreement"), among MILLENIUM HOLDING GROUP, INC. a Nevada corporation, ("Purchaser"), and U.S.PROBE , INC. (U.S.PROBE ) a Nevada Corporation, herein called the ("Seller").

     WHEREAS, the respective Boards of Directors of both the Seller and Purchaser and the sole shareholder of Seller and the majority of shareholders of Purchaser have approved the terms of this Agreement and of the transactions contemplated hereby; and

     WHEREAS, Seller desires to sell certain of the assets of U.S. Probe, Inc., that these assets shall include the assets and an a exclusive license associated with the development of an ultrasonic transducer for the vascular area of the health care industry. That this asset shall be an exclusive license to develop new applications for the vascular applications and

     WHEREAS, the Seller and Purchaser desire to set forth the terms of the agreement in connection with the transactions provided for herein; and

     WHEREAS, the Closing of the transactions contemplated by this Agreement will take place upon the execution of this Agreement;

     NOW, THEREFORE, in consideration of the promises and representations, warranties and agreements herein contained, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "AGREEMENT" has the meaning specified in the introductory paragraph above.

     "CLOSING" has the meaning specified in Section 3.01 hereof.

     "CLOSING DATE" has the meaning specified in Section 3.01 hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means the common stock of the company and all of the Subsidiaries.

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     "INTELLECTUAL PROPERTY" means all of the service marks, copyrights, franchises, software (including source codes), patents, patent applications, licenses, trademarks, trade names, know-how, slogans, logotypes and other similar intangible assets maintained, owned, used, held for use or otherwise held or licensed by U.S.PROBE in connection with the Acquired Assets (including any and all applications, registrations, extensions and renewals relating thereto), and all of the rights, benefits and privileges associated therewith.

     "KNOWLEDGE" means, with respect to any Person, (i) actual knowledge of such Person (including the actual knowledge of the officers, directors and key employees of such Person) and (ii) actual knowledge that could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs in light of the circumstances.

     "LAWS" means all applicable common law and any statute, law, code, ordinance, regulation, rule, resolution, order, determination, writ, injunction, award (including, without limitation, any award of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof.

     "PERSON" means a natural person, corporation, partnership or other business entity, or any Governmental Entity.

     "PURCHASE PRICE" and "Estimated Purchase Price" has the meaning specified in Section 3.02 hereof.

     "PURCHASER" has the meaning specified in the introductory paragraph above.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" has the meaning specified in the introductory paragraph above.

              ARTICLE 2 - PURCHASED ASSETS AND ASSUMED LIABILITIES

     2.01 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement herein, at Closing, Seller shall, convey, assign, transfer and deliver, and Purchaser shall acquire an exclusive fifteen year license to develop vascular applications and products for medical uses and applications from the source product of Seller. (the "Purchased Assets"), for a price equal to Three Million Six Hundred Thousand Dollars ($3,600,000), this shall be paid in stock of the Purchaser which is valued at Two ($2.00) Dollars per share. The total number of shares which will be delivered to Seller is One Million Eight Hundred Thousand Shares (1,800,000).

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                   ARTICLE 3 - THE CLOSING; ACQUISITION PRICE

     3.01 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall be the 31st of March 2004 (the "Closing Date").

     3.02 Purchase Price. At Closing, Purchaser shall purchase an exclusive fifteen years license to develop vascular applications and products which are to be developed in medical uses of certain of the Acquired Assets of the company for a price equal to Three Million Six Hundred Thousand Dollars ($3,600,000). the "Purchase Price"). The purchase shall be based upon the delivery of 1,800,000 shares of stock in the Purchaser.

              ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     4.01 Organization, Good Standing and Foreign Qualification. Seller is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada.

     4.02 Authority Relative to Agreements. Seller has the requisite corporate power and authority to enter into this Agreement and all Ancillary Documents, and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Document, and the consummation of the transactions provided for herein and therein, have been duly authorized by the unanimous consent of the Board of Directors of Seller and does not violate any provision of the respective Certificates of Incorporation or Bylaws of Seller.

     4.03 Intellectual Property. Seller makes no representations regarding the licenses, patents or other applications of the Intellectual property which is being sold as part of this purchase. Purchaser is purchasing these assets in their As Is conditions, without representations or warranties. Purchaser makes it own decision regarding the validity of the license and patents as well as the commercial nature of the license and patents. Seller is conveying these rights only to the extent that he has such rights and title to the assets.

     4.04 Acquired License. It is understood and agreed that Purchaser is purchasing an exclusive license to develop ancillary products, patents, licenses and other applications which are a by-product of the source license. It is agreed between the parties that Purchaser is purchasing an exclusive license to develop new products, applications in the medical area. This license shall be for a period of 15 years, with no royalties or payments due other that the issuance of the stock from Purchaser to Seller.

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             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PURCHASER
         PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER AS FOLLOWS:

     5.01. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on Purchaser.

     5.02. Capitalization and Financial Resources. Purchaser has the necessary capitalization and financial resources to fulfill its commitments set forth in this Agreement, including but not limited to, fulfilling the Purchase Price obligations set forth herein.

     5.03. Authority Relative to this Agreement. Purchaser has the requisite corporate power and authority to enter into this Agreement and all Ancillary Documents, and to carry out its obligations hereunder and there under. The execution and delivery of this Agreement and each Ancillary Document, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Purchaser, or an authorized Committee thereof, and do not violate any provision of the Certificate of Incorporation or Bylaws of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document and the consummation of the transactions provided for hereby and thereby will not conflict with or effect a breach, violation or default, or cause an event of default, under any mortgage, lease, or other material agreement or instrument, or any statute, regulation, order, judgment or decree to which it is a party or by which it is bound, or any law or governmental regulation applicable to Purchaser, or require the consent of any Person (other than the parties to this Agreement). This Agreement and the Ancillary Documents constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

     ARTICLE 6 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     6.01. Survival of Representations and Warranties of the Parties. Except as provided in Section 6.02 and the tax obligations set forth herein, all representations and warranties made by any party hereto contained in this Agreement or in any Ancillary Document, and the indemnification obligations of each party hereto with respect to representations and warranties, shall survive for a period ending two years following the Closing Date. Notwithstanding the foregoing, the representations and warranties relating to Section 4.03 hereof, and the indemnity obligations with respect to such representations and warranties, shall remain operative and in full force and effect until the expiration of the applicable statute of limitations.

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                     ARTICLE 7 - CONDITIONS TO THE CLOSING

     7.01. Condition to Obligations of Purchaser. The obligations of Purchaser to close the transactions contemplated hereby are subject to the satisfaction of the following condition: The representations and warranties made by Sellers in
Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The transaction will close upon the completion or waiver of all of these conditions.

                             ARTICLE 8 - THE CLOSING

     At the Closing, the parties shall deliver the following documents and instruments and take the following actions:

     8.01. Closing . Seller shall deliver to Purchaser an Fifteen (15) year exclusive license agreement for the use of the product in the medical area attached as Exhibit A. Purchaser shall deliver to Seller the shares which are outlined in this transaction.

                         ARTICLE 9 - ADDITIONAL AGREEMENTS

     9.01. Agreements As to Tax Matters. The parties to this Agreement will cooperate fully with each other, in connection with the preparation, signing and filing of tax returns and in any administrative, judicial or other proceeding involving taxes relating to the Acquired Assets.

     9.02. Competing Agreements and Waiver. It is understood by the parties to this agreement that there are other patents, licenses and agreement which relate to similar products, patents and licenses. That Purchaser is purchasing this license based upon their sole discretion and has completed it own due diligence. Seller makes no representations regarding the commercial nature of the uses of the ancillary applications, makes no representations regarding the use or validity of the source application or source patents, agreements and other contracts and or ownership of the source applications, licenses and or technology. Purchaser waives all representations regarding any and all uses, licenses and or applications.

                          ARTICLE 10 - GENERAL PROVISIONS

     10.01. Governing Law; Waiver of Jury Trial. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

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     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS
ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     10.03. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or the other Ancillary Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California and, by execution and delivery of this Agreement, the Purchaser hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Seller hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non convenes, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each Seller hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

     10.04. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

     10.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified mail (return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like notice), or if sent by telecopy to the parties at the following telecopy numbers;

     10.06. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors of Sellers and Purchaser.

     10.07. Final Agreement; Entire Agreement. This Agreement, including any agreements set forth as an annex to any this Agreement, is the final agreement between the parties and constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, whether signed or unsigned, with respect to the subject matter hereof.

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     10.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     10.09. Amendment. This Agreement may be amended only by an instrument in writing signed by or on behalf of each of the parties hereto.

     10.10. Preparation of Agreement. Purchaser prepared this Agreement and the Ancillary Agreements solely on its behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.

     IN WITNESS WHEREOF, the parties have duly executed this Asset Purchase Agreement as of the date first written above.


MILLENIUM  HOLDING GROUP, INC.


By:
Name:
Title: President


U.S.PROBE, INC.
                                      .

By:
Name:
Title: Chairman and CEO

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